Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Daniel Griesemer, the Chief Executive Officer of Tilly’s, Inc, certify that (i) the annual report on Form 10-K for the fiscal year ended February 2, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tilly’s, Inc. as of the dates and for the periods set forth therein.

Date: April 3, 2013

/s/ Daniel Griesemer
Daniel Griesemer
President, Chief Executive Officer and Director

I, William Langsdorf, the Chief Financial Officer of Tilly’s, Inc, certify that (i) the annual report on Form 10-K for the fiscal year ended February 2, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tilly’s, Inc. as of the dates and for the periods set forth therein.

Date: April 3, 2013

/s/ William Langsdorf
William Langsdorf
Senior Vice President and
Chief Financial Officer